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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors




         We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement on Form S-3, and related Prospectus of Carbo Ceramics Inc. for the registration of 750,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements of Carbo Ceramics Inc. included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                     Ernst & Young LLP


New Orleans, Louisiana
April 23, 2003